UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 3, 2011

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-293-5563

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) — (d)  On May 3, 2011, the Board of Directors of Guaranty Bancorp (the “Company”) appointed Paul W. Taylor, the Company’s Executive Vice President, Chief Financial and Operating Officer and Secretary, as the Company’s CEO and President, conditioned upon the approval of the Company’s regulators.  Mr. Taylor will also be appointed CEO and President of the Company’s bank subsidiary, Guaranty Bank & Trust Company, subject to the approval of Guaranty Bank’s regulators.  Pending such regulatory approvals, Mr. Taylor will serve as the Company’s and Guaranty Bank’s Interim CEO and President, effective immediately.  Upon receipt of such regulatory approvals, it is expected that Mr. Taylor will also be appointed to the Company’s Board of Directors.  Mr. Taylor is currently a director of Guaranty Bank’s Board of Directors and will serve as Chairman of Guaranty Bank’s Board of Directors (which new role is not subject to regulatory approval).

Mr. Taylor, 50, has served as the Company’s and Guaranty Bank’s Executive Vice President, Chief Financial and Operating Officer and Secretary since 2009.  He has also served as a director of Guaranty Bank since 2006.  From 2004 to 2009, Mr. Taylor served as the Company’s and Guaranty Bank’s Executive Vice President and Chief Financial Officer. From 2000 to 2004, he served as Chief Financial Officer of the Company’s predecessor.  During his 26-year banking and investment banking career, Mr. Taylor worked for Alex Sheshunoff Investment Banking as a Director of Mergers and Acquisitions.  He was also an investment banker with Century Capital Group, where he advised small businesses on M&A and financing.  Mr. Taylor worked for KeyCorp for 12 years in both New York and the Rocky Mountain Region in numerous management positions and left the company as Executive Vice President and Chief Financial Officer of the Rocky Mountain Region.

In connection with his appointment as CEO and President and subject to regulatory approval, Mr. Taylor’s compensation will be as follows:

•                  Annual base salary of $400,000.

•                  The Company will amend the Company’s Executive Cash Incentive Plan, which provides annual incentive awards of cash upon the achievement of certain quantitative and qualitative performance goals.  In particular, the Company will revise Mr. Taylor’s participation level as follows for 2011:

Achievement Level (% of Total Targets)
Executive Officer	Target Performance — 100% of Total Targets	Maximum Performance — Over 100% of Total Targets

Paul W. Taylor	50% of Base Salary	Committee Discretion

The quantitative and qualitative performance goals set by the Company for 2011 are materially consistent with the previously disclosed terms of the plan.

•                              Mr. Taylor was granted certain performance-based restricted stock awards in February 2011, the terms of which are materially consistent with the previously disclosed terms of the Company’s Amended and Restated 2005 Stock Incentive Plan.  In particular, the overall vesting of the awards is contingent on the termination of the Written Agreement, dated January 22, 2010, by and among the Company, the Bank, the Federal Reserve Bank of Kansas City and the State of Colorado Division of Banking.  The targeted number of shares for the such February 2011 grants was based on 50% of Mr. Taylor’s then annual base salary. Accordingly, the Company will grant Mr. Taylor additional, similar performance-based restricted stock so that the aggregate number of awards granted in 2011 will be based on 50% of Mr. Taylor’s new annual base salary.

•                              The continuation of all other benefits that have been previously provided to Mr. Taylor and previously disclosed in the Company’s 2011 Proxy Statement.

The Company’s press release issued on May 4, 2011, which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On May 3, 2011, the Company held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on and approved the following proposals stated in the Proxy Statement dated March 18, 2011.

1)              Election of seven members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.  All nominees for director were elected.

Election of Directors:	For	Against	Abstain	Non-Votes
Edward B. Cordes	67,276,551	1,131,023	98,947	11,332,121
John M. Eggemeyer	61,207,057	7,189,162	110,302	11,332,121
Stephen D. Joyce	67,200,585	1,208,661	97,275	11,332,121
Gail H. Klapper	61,147,830	7,248,189	110,502	11,332,121
Kathleen Smythe	67,263,048	1,132,971	110,502	11,332,121
W. Kirk Wycoff	59,995,490	8,398,529	112,502	11,332,121
Albert C. Yates	67,232,220	1,134,376	139,925	11,332,121

2)              Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain	Non- Votes
79,312,700	317,130	208,812	—

Item 8.01 Other Events.

On May 3, 2011, the Company’s Board of Directors elected director Edward B. Cordes to serve as the Chairman of the Board, effective immediately.  The Company’s press release issued on May 4, 2011, which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

99.1                           Press Release, dated May 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Paul W. Taylor
Name: Paul W. Taylor Title: Interim CEO & President

Date:  May 5, 2011